UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 31 , 2009

AVI BioPharma, Inc.

(Exact name of Company as specified in its charter)

Oregon	0-22613	93-0797222
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

4575 SW Research Way, Suite 200

Corvallis, OR 97333

(Address of principal executive offices)

(541) 753-3635

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 31, 2009, John W. Fara, Ph.D. finalized his decision to not stand for re-election at the end of his term as a director of AVI BioPharma, Inc. (“AVI” or the “Company”).  Dr. Fara’s decision is based solely on personal reasons, and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Also, on March 31, 2009, the Board of Directors of the Company appointed Christopher S. Henney, Ph.D., D. Sc. and M. Kathleen Behrens, Ph.D. as members of the Company’s Board of Directors and approved an increase in the number of directors from seven (7) to nine (9).

Dr. Behrens’ appointment is being made pursuant to an agreement regarding Board of Director representation between AVI and Eastbourne Capital Management, L.L.C, a 5% or greater shareholder of the Company. The terms of this agreement were disclosed on the Company’s Current Report on Form 8-K filed on January 30, 2009.

On March 31, 2009, the Company issued a press release announcing the foregoing changes. A copy of the Company’s press release dated March 31, 2009 is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

99.1 Press Release dated March 31, 2009.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on April 1, 2009.

AVI BioPharma, Inc.

By:	/s/ Leslie Hudson, Ph.D.

Leslie Hudson, Ph.D.
President and Chief Executive Officer

Exhibit Index

Exhibit	Description

Exhibit 99.1	Press Release dated March 31, 2009.